Exhibit 10.1

WAIVER, CONSENT, AND FIRST AMENDMENT TO CREDIT AGREEMENT

WAIVER, CONSENT, AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 30, 2017, by and among VINCE, LLC, a Delaware limited liability company (“Vince”) and Vince Intermediate Holding, LLC, a Delaware limited liability company (“Vince Intermediate”, and together with Vince, each a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Agent”), and each lender party hereto (collectively, the “Lenders” and individually, each a “Lender”).

WHEREAS:

A.

The Borrowers, the Guarantors, the Agent, and the Lenders from time to time parties thereto are parties to that certain Credit Agreement dated as of November 27, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders made Term Loans to the Borrowers; and

B.

The Borrowers and the Guarantors have requested that the Lenders agree to amend the Credit Agreement and consent to or waive certain terms or provisions under the Credit Agreement, in each case, as set forth herein, and the Lenders have agreed to such waivers, consents, and amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

2.AMENDMENTS TO CREDIT AGREEMENT.

(a)Original Issue Discount. The cover page of the Credit Agreement is hereby amended by adding the following new legend after the line that reads “Dated as of November 27, 2013”:

“BEGINNING NO LATER THAN 10 DAYS AFTER THE FIRST AMENDMENT EFFECTIVE DATE, IF APPLICABLE, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.2.”

(b)Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions in proper alphabetical order:

(i)““Accrued Amortization Amount”:  as defined in Section 2.3(b).”

(ii)““Amortization Payment Date”:  as defined in Section 2.3(a).”

(iii)““Amortization Payment Deadline”:  as defined in Section 2.3(b).”

(iv)““First Amendment”: the First Amendment to Credit Agreement dated as of June 30, 2017 and effective as of the First Amendment Effective Date, by and among the Borrowers, the Guarantors, the Agent and the Lenders.”

(v)““First Amendment Effective Date”:  as defined in the First Amendment.”

(vi)““Increased Amortization Payment”:  as defined in Section 2.3(b).”

(vii)““Increased Amortization Payment Condition”:  as defined in Section 2.3(b).”

(viii)““Increased Amortization Payment Event of Default”:  as defined in Section 2.3(b).”

(ix)““Unpaid Amortization Indebtedness”:  as defined in Section 2.3(c).”

(c)Amended Definitions. Section 1.1 of the Credit Agreement is hereby further amended as follows:

(i)The definition of “Applicable Margin”, “FATCA” and “Unrestricted Subsidiary” are hereby deleted in their entirety and the following are substituted in their stead:

“Applicable Margin”:  means, with respect to each Type of Term Loan consisting of (a) Eurodollar Loans, 7.00% and (b) ABR Loans, 6.00%.

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.

“Unrestricted Subsidiary”: any Subsidiary of Vince designated as such and listed on Schedule 4.14 on the Closing Date, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings, a Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrowers; (c) is a Person with respect to which none of Holdings, a Borrower or a Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise provided credit support at the time of such designation for any Indebtedness of Holdings, a Borrower or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. Subject to the foregoing, the board of directors of Vince may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) such designation shall only be permitted if no Default or Event of Default would be in existence following such designation and Holdings would be in compliance with Section 7.1 on the date of such designation after giving pro forma effect to such designation, and (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary; provided that Vince may subsequently redesignate any such Unrestricted Subsidiary as a Restricted Subsidiary.  For avoidance of doubt, following the First Amendment Effective Date, no Credit Party nor the board of directors of Vince shall be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(d)The definition of “Available Excess Amount” is hereby deleted in its entirety.

(e)Section 2.3.  Section 2.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(a)Subject to clause (b) below, the Term Loan of each Term Lender shall be payable in equal consecutive quarterly installments, commencing on March 31, 2014, (x) prior to the First Amendment Effective Date, on the last Business Day of each March, June, September and December following the Closing Date (but for the avoidance of doubt, no such payment is due for the June, 2017 or September, 2017 quarters) and (y) from and after the First Amendment Effective Date, on the last Business Day of each fiscal quarter (i.e., July, October, January, and April) (each such date, an “Amortization Payment Date”) commencing with the fiscal quarter ending on or around January 31, 2018 (unless required to be paid earlier pursuant to clause (b) below), in an amount equal to one quarter of one percent (0.25%) of the Term Loans funded on the Closing Date, with the remaining balance thereof payable on the Term Maturity Date; provided, (i) prior to the First Amendment Effective Date, such payment shall be adjusted to reflect any prepayments thereof and (ii) on and after the First Amendment Effective Date, such payment shall be adjusted to reflect any prepayments thereof after the First Amendment Effective Date, but disregarding any adjustments thereto due to prepayments made on or prior to the First Amendment Effective Date.

(b)Notwithstanding clause (a) to the contrary and subject to the proviso below, (x) the aggregate amortization payment for the fiscal quarter of the Borrowers ending on or around January 31, 2018 shall equal $3,000,000 and shall be due and payable on the earlier of (1) the last Business Day of such fiscal quarter and (2) five (5) Business Days prior to any Loan Party making a payment under the Tax Receivable Agreement during the period from and including the First Amendment Effective Date through and including the last day of the Borrowers’ fiscal year 2017 and (y) the aggregate amortization payment due on each Amortization Payment Date occurring after January 31, 2018 shall equal $2,000,000  (each such payment, an “Increased Amortization Payment”), with the remaining balance of the Term Loan payable on the Term Maturity Date; provided, in each case of the foregoing clauses (x) and (y), (1) that on each such Amortization Payment Date or any other date on which an amortization payment is made, Availability (as defined in and under the ABL Facility as in effect on the date hereof) on a pro forma basis on such date after giving effect to such payment shall not be less than $15,000,000 (the “Increased Amortization Payment Condition”)

and (2) if the Borrowers do not satisfy the Increased Amortization Payment Condition on any Amortization Payment Date, the Borrowers shall not be required to make the full amount of an Increased Amortization Payment on such date, but shall instead be required to make an amortization payment in an amount equal to the greater of (A) the amount of such Increased Amortization Payment that may be paid while satisfying the Increased Amortization Payment Condition after giving pro forma effect thereto and (B) the amount of amortization payment set forth in clause (a)(y) above (which amount paid pursuant to clause (A) or clause (B) shall reduce such Increased Amortization Payment).  Notwithstanding the foregoing terms of this clause (b):

(i)If the Borrowers are not permitted to make the full amount of an Increased Amortization Payment on an Amortization Payment Date in accordance with the terms set forth in this clause (b), with respect to the difference between an Increased Amortization Payment and the amortization amount paid pursuant to clause (A) or clause (B) of the immediately preceding sentence (each such amount, an “Accrued Amortization Amount”), such Accrued Amortization Amount shall continue to accrue and shall be paid in order of maturity on any subsequent date (including the next subsequent Amortization Payment Date) on which the Increased Amortization Payment Condition is satisfied, but in any event no later than the Amortization Payment Date that is two fiscal quarters after the initial Amortization Payment Date with respect to such Accrued Amortization Amount (the “Amortization Payment Deadline”);

(ii)Subject to the Borrowers’ right to cure pursuant to clause (c) below, any Accrued Amortization Amount that is not paid when due in accordance with clause (b)(i) above shall constitute an immediate Event of Default hereunder as of the day after such payment due date (an “Increased Amortization Payment Event of Default”); and

(iii)With respect to an amortization payment made at such time when an Accrued Amortization Amount is then-outstanding, such payment shall first be applied to Accrued Amortization Amounts in direct order of maturity before being applied to the amortization payment then or next due.

(c)at any time subsequent to the applicable Amortization Payment Date and prior to the date that is ten (10) Business Days after the occurrence of an Increased Amortization Payment Event of Default, the Borrowers may repay the Accrued Amortization Amount that is the cause of such Increased Amortization Payment Event of  Default with the proceeds of Indebtedness (such Indebtedness, “Unpaid Amortization Indebtedness”) so long as such Indebtedness satisfies the conditions set forth in Section 7.2(w).  At any time prior to and up to ten (10) Business Days following the occurrence of an Increased Amortization Payment Event of Default, Borrowers may elect to incur Unpaid Amortization Indebtedness by delivering written notice of their intent to do so to Administrative Agent.  Upon the delivery by the Borrowers of such written notice, no Event of Default or Default shall be deemed to exist pursuant to this Section 2.3 (and, subject to the next sentence, any such Default or Event of Default shall be retroactively considered not to have existed or occurred).  If the applicable Accrued Amortization Amount is not paid in full and the Increased Amortization Payment

Event of Default is not cured by repayment thereof with the proceeds of Unpaid Amortization Indebtedness within ten (10) Business Days after the earlier of (x) Administrative Agent’s receipt of such written notice specified above and (y) the occurrence of an Increased Amortization Payment Event of Default, such Event of Default shall be deemed reinstated.”

(f)Section 2.25.  Section 2.25 of the Credit Agreement is hereby amended by deleting the text thereof and replacing it in its entirety with “[reserved]”.

(g)Section 6.1.  Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the “and” after clause (a) therein, (ii) deleting the period at the end of clause (b) therein and substituting therefor “; and”, and (iii) adding the following new clause:

“(c)as soon as available, but in any event not later than 30 days (or 45 days for each month that is also a fiscal quarter end and 60 days for the last fiscal month of each fiscal year) after the end of each fiscal month of each fiscal year of Holdings commencing with the fiscal month ending on or around June 30, 2017, the unaudited consolidated balance sheet of Holdings and its consolidated Restricted Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statements of income and of cash flows for such fiscal month and the portion of the fiscal year through the end of such fiscal month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes).”

(h)Section 6.2.  Section 6.2 of the Credit Agreement shall be amended by (i) deleting the text of clause (b) thereof in its entirety and replacing it with clause “(b)” below, (ii) deleting the “and” after clause (e) therein, (iii) deleting the period at the end of clause (f) therein and substituting therefor “; and”, and (iv) adding the following new clauses:

“(b)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer on behalf of Holdings stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary to determine the Consolidated Net Total Leverage Ratio for the twelve month period ending on the date of such financial statements and, if applicable for such period, for determining compliance by Holdings, the Borrowers and its Subsidiaries with the provisions of Section 7.1 as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any new Subsidiary and of any change in the jurisdiction of organization of any other Loan Party and a listing of any new registrations, and applications for registration, of Intellectual Property acquired or made by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);”

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“(g)commencing with the first full week ending after the  First Amendment Effective Date, a rolling thirteen week cash flow forecast of Holdings and its consolidated Restricted Subsidiaries, which such forecast shall be delivered within three (3) Business Days’ after the end of the immediately preceding week;

(h)promptly after delivery to the agent under the ABL Facility (the “ABL Agent”), but in any event no later than the date required to be delivered under the ABL Facility as in effect on the date hereof, a copy of the most recent borrowing base certificate delivered to the ABL Agent pursuant to the requirements of the ABL Facility; provided, that the foregoing obligation shall not obligate the Borrower to provide to Agent a borrowing base certificate that may be published on the “PUBLIC” side of the Platform; and

(i)on each Amortization Payment Date on which an Increased Amortization Payment is due, a certificate of a Responsible Officer on behalf of the Borrowers certifying the Availability (as defined in and under the ABL Facility as in effect on the date hereof) on or immediately prior to such date.”

(i)Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the text in Sections 7.2(j), 7.2(m), 7.2(o) and 7.2(v) in their entirety and replacing them with “[reserved],” (ii) deleting clauses (h) and (i) thereof in their entirety and replacing them with clauses “(h)” and “(i)” below (iii) deleting the “and” at the end of clause (u) therein, (iii) deleting the period at the end of clause (v) therein and substituting therefor “; and”, and (iv) adding the following new clause “(w)”:

“(h)(i) Indebtedness of any Non-Guarantor Subsidiary to a Borrower or any Subsidiary Guarantor or (ii) Guarantee Obligations of a Borrower or any Subsidiary Guarantor of Indebtedness of any Non-Guarantor Subsidiaries, in an aggregate principal amount for all such Indebtedness and, without duplication, Guarantee Obligations, in each case pursuant to this clause (h), not to exceed (x) $1,000,000 in any one transaction or in any fiscal quarter of the Borrowers without the (A) written consent of the Required Lenders and (B) delivery to the Administrative Agent of such information, certificates and documents as the Required Lenders may reasonably request or (y) $5,000,000 at any one time outstanding; provided that, (1) Indebtedness under this Section 7.2(h) shall not be permitted to be incurred so long as any Accrued Amortization Amount is outstanding, unless such Indebtedness is incurred to finance the initial startup expenses and ongoing operational expenses of any such Non-Guarantor Subsidiary and (2) Indebtedness incurred under this Section 7.2(h) shall be evidenced by a promissory note in favor of the applicable Borrower or Subsidiary Guarantor, which promissory note shall be pledged and delivered to the Administrative Agent, together with any allonge or endorsement thereto as the Administrative Agent may reasonably require;”

“(i)additional Indebtedness of the Borrowers or any of their Restricted Subsidiaries in an aggregate principal amount (for the Borrowers and all Restricted Subsidiaries) not to exceed $10,000,000 at any one time outstanding; provided that (1) up to $5,000,000 of such indebtedness may be secured by Liens permitted by Section 7.3(u), (2) no such Indebtedness shall be incurred by a Non-Guarantor Subsidiary in favor of a Loan Party and (3) no such Indebtedness shall be incurred on or after the First Amendment Effective Date so long as any Accrued Amortization Amount is outstanding;”

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“(w)Unpaid Amortization Indebtedness incurred pursuant to Section 2.3(c); provided, with respect to such Unpaid Amortization Indebtedness, (i) no Default or Event of Default shall exist immediately prior to or after giving effect to the incurrence of such Unpaid Amortization Indebtedness (other than an Increased Amortization Payment Event of Default that will be cured with the proceeds of such Unpaid Amortization Indebtedness), (ii) such Unpaid Amortization Indebtedness shall be incurred by the Borrowers and shall not be guaranteed by any Person other than a Guarantor, (iii) such Unpaid Amortization Indebtedness shall be unsecured unless otherwise approved by the Required Lenders and, if secured, shall not be secured by any asset of the Loan Parties that does not constitute Collateral, (iv) such Unpaid Amortization Indebtedness shall not require interest to be paid in cash prior to maturity, but may accrue interest which is paid in kind (but not in cash) at a rate up to 2.00% per annum greater than the then-applicable Applicable Margin for Eurodollar Loans set forth herein, (v) no scheduled principal payments, prepayments, redemptions or sinking fund or like payments of any such Unpaid Amortization Indebtedness shall be required prior to the date at least 180 days after the then Latest Maturity Date, (vi) the terms of any Unpaid Amortization Indebtedness shall be expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders and shall, in any event, (a) define “senior indebtedness” or a similar phrase for purposes thereof to include all of the Obligations of the Loan Parties, (b) prohibit any voluntary prepayment of such Unpaid Amortization Indebtedness prior to the payment in full in cash of the Obligations and (c) have an indefinite standstill period on the exercise of remedies (whether or not of a type available to unsecured creditors) prior to the payment in full in cash of the Obligations, (vii) the terms of such Unpaid Amortization Indebtedness shall not be amended, restated, waived or otherwise modified in any manner adverse to the interests of the Term Lenders without the consent of the Required Lenders and (viii) if such Unpaid Amortization Indebtedness is incurred under any Loan Document, notwithstanding anything to the contrary in the definition of “Required Lenders” or in Section 10.1, the lenders providing such Indebtedness shall not be entitled to vote such Indebtedness in any “Required Lender” vote pursuant to the terms of this Agreement or any other Loan Document (it being understood that the holder of such Indebtedness shall have the right to consent to votes requiring the consent of “all Lenders” or “all Lenders directly and affected thereby” pursuant to Section 10.1 or otherwise), and for purposes of any such vote such Indebtedness shall be deemed to have been voted in proportion to the votes of the other Lenders;

(j)Section 7.3(k). Section 7.3(k) of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with “[reserved];”.

(k)Section 7.4(f). Section 7.4(f) of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with the following:

“(f)any Excluded Subsidiary may be dissolved or liquidated so long as all assets of such Excluded Subsidiary or net cash proceeds therefrom are transferred to a Loan Party (other than Holdings) in connection with such dissolution or liquidation; and”

(l)Section 7.5.  (i) Section 7.5(e) and Section 7.5(j) of the Credit Agreement are hereby amended by deleting the text of each such Section in its entirety and replacing it with “[reserved];” and (ii) Section 7.5(k) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)the transfer of Property (i) by a Borrower or any Subsidiary Guarantor to a Borrower or any other Subsidiary Guarantor, (ii) by a Borrower or any Subsidiary Guarantor to a Non-Guarantor Subsidiary that is a Restricted Subsidiary to the extent such Property consists of (A) showroom leases, employees, showroom fixtures, signage, samples, or contracts relating to the foregoing, or intellectual property, in each case that is specific to the operations of such Non-Guaranty Subsidiary (and, with respect to any such transferred intellectual property, is not used by any Loan Party in the operation of its business) or (B) other Property (excluding cash and Cash Equivalents) with a fair market not to exceed $100,000 in the aggregate, or (iii) from a Non-Guarantor Subsidiary to (A) a Borrower or any Subsidiary Guarantor for no more than fair market value or (B) any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;”

(m)Section 7.6.  Sections 7.6(c) and 7.6(g) of the Credit Agreement are hereby amended by deleting the text of each such Section in its entirety and replacing it with “[reserved];”.

(n)Section 7.7.  (i) Sections 7.7(f), 7.7(h) 7.7(p), and 7.7(u) of the Credit Agreement are hereby amended by deleting the text of each such Section in its entirety and replacing it with “[reserved];” and (ii) Section 7.7(r) is hereby amended by deleting such section in its entirety and replacing it with the following:

“(r)Investments in the form of a loan or a guarantee by the Borrowers or any Subsidiary Guarantor in any Non-Guarantor Subsidiary in an aggregate amount (for the Borrowers and all Subsidiary Guarantors) not to exceed the amounts of Indebtedness permitted to be incurred under Section 7.2(h);”

(o)Section 7.8(a)(i).  Section 7.8(a)(i) of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with “[reserved];”.

(p)Section 7.9.  Section 7.9 of the Credit Agreement is hereby amended by deleting the parenthetical in the third and fourth lines thereof and replacing it with the following:

“(other than any Loan Party or, with respect to Section 7.5(k), any Non-Guarantor Subsidiary that is a Restricted Subsidiary)”

(q)Sections 7.17 and 7.18.  New Sections 7.17 and 7.18 are hereby added to read as follows:

“7.17Payments under the Tax Receivable Agreement.  From the First Amendment Effective Date, no Loan Party shall, or shall permit or cause any Subsidiary to, make any payment due under the Tax Receivable Agreement pursuant to the terms thereof:  (a) without providing the Administrative Agent five

(5) Business Days’ prior written notice of such payment; (b) prior to the payment of the first Increased Amortization Payment or prior to the date such payment is due under the terms of the Tax Receivable Agreement as in effect on the date hereof; and (c) if immediately before and after such payment, any Accrued Amortization Amount is outstanding or any payment default shall exist as a result of Borrowers’ failure to make an amortization payment required pursuant to Section 2.3 hereof, or would result from the making of such payment under the Tax Receivable Agreement.”

“7.18Non-Guarantor Subsidiaries.  No Non-Guarantor Subsidiary shall at any time hold more than $250,000 of cash and Cash Equivalents (excluding internally generated cash and Cash Equivalents) without the written consent of the Required Lenders.”

(r)Section 8(e).  Section 8(e) of the Credit Agreement is hereby amended by deleting the reference to “sixty (60) days” in the “provided further” proviso at the end of such Section and replacing it with “ten (10) Business Days”.

(s)Section 10.1.  Section 10.1 of the Credit Agreement shall be amended by (i) deleting clause (iv) of the first proviso therein and replacing it with a new clause (iv) set forth below, (ii) deleting “or” before clause (viii), and (iii) adding a new clause (ix) to the first proviso therein immediately to read as follows::

“(iv) amend, modify or waive (A) any provision of paragraph (a) or (c) of Section 2.18, (B) any provision of paragraph (a) of Section 10.7 or (C) other than with respect to Section 2.27 or Section 2.28, any other provision in this Agreement or any other Loan Document with respect to the application of any payment, prepayment or proceeds of Collateral or the sharing (whether pro rata, ratably or otherwise) of such payment, prepayment or proceeds of Collateral by the Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;”

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“(ix) cause (A) all or any portion of the Obligations to be subordinated to any Indebtedness or (B) the Liens on the Collateral securing the Obligations to be subordinated to a Lien on any portion of such Collateral securing other Indebtedness (other than any such Lien subordination that exists as of the First Amendment Effective Date, to the extent permitted by this Agreement immediately prior to the First Amendment Effective Date), in each case without the consent of each Lender directly and adversely affected thereby;”

3.Waivers and consents under the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Lenders hereby agree to:

(a)Waive the requirement set forth in Section 7.1 of the Credit Agreement for each fiscal quarter end commencing with the fiscal quarter ending on or around July 31, 2017 through and including the fiscal quarter ending on or around April 30, 2019 that the Consolidated Total Net Leverage Ratio of Holdings be less than or equal to 3.25:1.00 as of the end of each such fiscal quarter.

4.Representations and Warranties. Each of the Guarantors and the Borrowers represents and warrants to the Agent and the Lenders that:

(a)the representations and warranties set forth in the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, as if made on and as of the First Amendment Effective Date and as if each reference therein to “this Agreement” or the “Credit Agreement” or the like includes reference to this Amendment and the Credit Agreement as amended hereby (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(b)after giving effect to this Amendment, no Default or Event of Default exists as of the First Amendment Effective Date.

5.CONDITIONS PRECEDENT. The amendments set forth in this Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner reasonably satisfactory to the Agent (the date on which such conditions precedent are so satisfied, the “First Amendment Effective Date”):

(a)receipt by the Agent of a copy of this Amendment, duly authorized and executed by Guarantors, the Borrowers, and the Required Lenders;

(b)receipt by the Agent for the account of each Lender who has submitted an executed counterpart signature page to this Amendment by 5:00 p.m. New York City time on June 30, 2017 (each such Lender, a “Consenting Lender”), a consent fee (the “First Amendment Consent Fee”) equal to 0.50% multiplied by the aggregate principal amount of the Term Loans held by all Consenting Lenders immediately prior to the First Amendment Effective Date, such First Amendment Consent Fee to be paid to each Consenting Lender on a pro rata basis based on the principal amount of Term Loans held by such Consenting Lender immediately prior to the Frist Amendment Effective Date;

(c)(x) the Agent shall have received evidence, which shall be in form and substance reasonably acceptable to it, evidencing that the Borrowers have received at least $30,000,000 of cash proceeds in connection with Holdings’ rights offering of its common stock to its stockholders (“Rights Offering Proceeds”) and (y) receipt by the Agent of a prepayment of Term Loans in a principal amount equal to $9,000,000 with net cash proceeds from such Rights Offering Proceeds, which prepayment shall be applied to the final bullet payment of such Term Loans;

(d)receipt by the Agent of payment of all fees and expenses required to be paid hereunder or pursuant to the Credit Agreement, and, to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date, reimbursement or payment of (i) all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of Cravath, Swaine & Moore LLP, counsel to the Agent) required to be reimbursed or paid by the Loan Parties pursuant to the terms of Section 10.5 of the Credit Agreement and (ii) all reasonable fees and expenses of King & Spalding LLP, counsel to certain Lenders, not to exceed $75,000;

(e)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein; and

(f)receipt by the Agent and Lenders of a rolling thirteen week cash flow forecast of Holdings and its consolidated Restricted Subsidiaries as of the last day of the most recent week ending at least three (3) Business Days prior to the First Amendment Effective Date.

6.EFFECT ON LOAN DOCUMENTS.  As amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed by each of the Guarantors and the Borrowers in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or the Lenders under the Credit Agreement or the other Loan Documents. Each of the Guarantors and the Borrowers hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed and remain in full force and effect. After giving effect to this Amendment, each of the Guarantors and the Borrowers reaffirms each Lien granted by it to the Agent for the benefit of the Lenders under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.  This Amendment shall constitute a Loan Document.

7.NO NOVATION; ENTIRE AGREEMENT. This Amendment is not a novation or discharge of the terms and provisions of the obligations of the Borrowers and Guarantors under the Credit Agreement and the other Loan Documents. There are no other understandings, express or implied, among the Guarantors, the Borrowers, the Agent and the Lenders regarding the subject matter hereof or thereof.

8.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.COUNTERPARTS; ELECTRONIC EXECUTION. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.CONSTRUCTION. Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof’ or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof’ or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

11.MISCELLANEOUS. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

12.TAX MATTERS. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the First Amendment Effective Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

VINCE, LLC, as a Borrower

By:    /s/ Brendan Hoffman

Name: Brendan Hoffman

Title: President & Chief Executive Officer

VINCE INTERMEDIATE HOLDING, LLC,
as a Borrower

By:    /s/ Brendan Hoffman

Name: Brendan Hoffman

Title: President & Chief Executive Officer

VINCE HOLDING CORP.,
as a Guarantor

By:    /s/ Brendan Hoffman

Name: Brendan Hoffman

Title: President & Chief Executive Officer

[Signature Page to First Amendment to Term Loan Credit Agreement]

BANK OF AMERICA, N.A.,
as Agent

By:    /s/ Christine Trotter

Name: Christine Trotter

Title: Assistant Vice President

[Signature Page to First Amendment to Term Loan Credit Agreement]

[Signature pages of Lenders omitted and on file with the registrant]

[Signature Page to First Amendment to Term Loan Credit Agreement]